                                                                   Exhibit 10.17

                                AMENDMENT TO THE
                            PATTERSON DENTAL COMPANY
                      RESTATED EMPLOYEE STOCK PURCHASE PLAN

Pursuant to the authority to amend the Restated Employee Stock Purchase Plan of Patterson Dental Company (the "Plan") retained by the Board of Directors of Patterson Dental Company (the "Company") as set forth in paragraph 20 of the Plan, the Plan is hereby amended in the following respect:

         Paragraph 3(a) of the Plan is amended by amending and restating the first sentence to read as follows:

         "Any person who is an Employee as of the Offering Date of a given offering period and who had Continuous Status as an Employee of six consecutive months shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code."

                                 AMENDMENT NO. 2
                                       TO
                      RESTATED EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                            PATTERSON DENTAL COMPANY

Pursuant to the authority to amend the Restated Employee Stock Purchase Plan of Patterson Dental Company (the "Plan") retained by the Board of Directors of Patterson Dental Company (the "Company") as set forth in paragraph 20 of the Plan, the Plan is hereby amended in the following respect:'

Paragraph 24, Term of Plan shall be amended by deleting the current paragraph and replacing it with the following:

         Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the Shareholders of the Company as described in paragraph 21. It shall continue in effect for an indefinite duration unless sooner terminated under paragraph 20. Except as amended herein, the Plan shall remain in full force and effect in its current form.